CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated December 30, 2011 on the financial statements of Becker Value Equity Fund (a series of Unified Series Trust), as of October 31, 2011 and for the periods indicated therein and to the references to our firm in the prospectus and Statement of Additional Information in Becker Value Equity Fund’s (a series of Professionally Managed Portfolios) Registration Statement on Form N-1A.

Cohen Fund Audit Services, Ltd.
Westlake, Ohio
August 24, 2012